Exhibit 10.1

FIRST AMENDMENT TO
180 LIFE SCIENCES CORP.
2022 OMNIBUS INCENTIVE PLAN

This First Amendment (“First Amendment”) to the 180 Life Sciences Corp. 2022 Omnibus Incentive Plan (the “2022 OIP”), is made and adopted by the Board of Directors of 180 Life Sciences Corp., a Delaware corporation (the “Company”), on May 5, 2023, effective as of the date of the Annual Meeting that occurs in 2023, provided that it is approved by the Company’s stockholders on that date (the “First Amendment Date”). Capitalized terms used in this First Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the 2022 OIP.

RECITALS

A.	The Company currently maintains the 2022 OIP.

B.	The Board believes it is in the best interests of the Company and its stockholders to amend the 2022 OIP to increase the Share Limit and the ISO Limit and to incorporate the other terms and conditions set forth herein.

AMENDMENT

The 2022 OIP is hereby amended as follows, effective as of the date of the Annual Meeting that occurs in 2023, provided that it is approved by the Company’s stockholders on that date.

1.

Section 3.1(a). Section 3.1(a) of the 2022 OIP is hereby deleted and replaced in its entirety with the following:

“(a) Subject to Section 3.3 and Section 3.6, the aggregate number of Shares which may be issued under this Plan shall be 470,000 (the “Share Limit”). All of the Shares reserved under the Plan may be issued in the form of Incentive Stock Options under the Plan, subject to the limitation set forth in Section 3.6. The Shares issued under the Plan may be authorized but unissued, or reacquired Company Common Stock. No provision of this Plan shall be construed to require the Company to maintain the Shares in certificated form. Unless the Administrator shall determine otherwise, (x) Awards may not consist of fractional shares and shall be rounded down to the nearest whole Share, and (y) fractional Shares shall not be issued under the Plan (and shall instead also be rounded as aforesaid).”

2.

Section 3.6. Section 3.6 of the 2022 OIP is hereby deleted and replaced in its entirety with the following:

“Section 3.6 Maximum Number of Incentive Stock Options. Notwithstanding the Share Limit, and subject to adjustment in accordance with Section 3.3 hereof, the maximum number of Shares that may be granted in connection with, and issued pursuant to the exercise of, Incentive Stock Options granted under this Plan is 470,000 shares (the “ISO Limit”).”

3.	This First Amendment shall be and, as of the First Amendment Date, is hereby incorporated in and forms a part of the 2022 OIP.

4.	Except as expressly provided herein, all terms and conditions of the 2022 OIP shall remain in full force and effect.